UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2026

SkinHealth Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3600 E. Burnett Street
Long Beach, CA
(Address of principal executive offices)

90815
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
The Beauty Health Company
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2026, SkinHealth Systems Inc. (the “Company”) filed a certificate of amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse stock split of the shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), effective as of 12:00 a.m., Eastern Time, on October 14, 2026 (the “Reverse Stock Split”). The Common Stock will begin trading on a post-split basis on the Nasdaq Capital Market as of the open of trading on October 14, 2026. The ticker symbol for the Common Stock remains “SKIN”.

As previously disclosed, at the special meeting of stockholders held on September 22, 2026 (the “Special Meeting”), the Company’s stockholders approved the Certificate of Amendment and authorized the Company’s board of directors (the “Board”) to determine the ratio of the Reverse Stock Split within a specified range of not less than 1-for-5 and not more than 1-for-20. Following the Special Meeting, on September 22, 2026, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-20.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

Upon the effectiveness of the Reverse Stock Split, the administrator of each of the Company’s 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan will make the equitable adjustments required or permitted under the applicable plan. The Company expects that such adjustments generally will reflect the ratio of the Reverse Stock Split, including corresponding adjustments, as applicable, to the number of shares or units underlying outstanding options, stock appreciation rights, restricted stock units, performance-based restricted stock units, restricted stock and other stock-based awards and outstanding purchase rights, the number of shares available under such plans, the applicable plan share limits, and the applicable per-share exercise or purchase prices. The precise adjustments will be subject to the terms of the applicable plan, the applicable award agreements and offering documents, applicable tax requirements, and any rounding conventions adopted by the applicable administrator.

In addition, the conversion rate of the Company’s outstanding convertible notes under the indenture governing the Company’s 7.95% Convertible Senior Secured Notes due 2028 (the “Indenture”) was adjusted proportionately in accordance with the terms of the Indenture to reflect the 1-for-20 Reverse Stock Split ratio.

Continental Stock Transfer & Trust Company, the Company’s transfer agent, will adjust registered stockholders’ book-entry accounts to reflect the Reverse Stock Split automatically. Stockholders holding shares of Common Stock through a broker, bank, or other nominee will have their positions adjusted to reflect the Reverse Stock Split, subject to the particular processes of such broker, bank, or other nominee, and generally will not be required to take any action.

The new CUSIP number for the Common Stock following the Reverse Stock Split is: 88331L306.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On October 9, 2026, the Company issued a press release announcing that the Reverse Stock Split would become effective at 12:00 a.m. Eastern Time on October 14, 2026, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of SkinHealth Systems Inc.
99.1	Press Release, dated October 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2026	SkinHealth Systems Inc.

	By:	/s/ Michael Monahan
	Name:	Michael Monahan
	Title:	Chief Financial and Operating Officer